SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (date of earliest event reported) September 3, 2002
                              (September 3, 2002)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



          Oklahoma                       1-13726                73-1395733
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(State or other jurisdiction      (Commission File No.)        (IRS Employer
      of incorporation)                                     Identification No.)


          6100 North Western Avenue, Oklahoma City, Oklahoma      73118
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              (Address of principal executive offices)          (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 9.       REGULATION FD DISCLOSURE

Chesapeake Energy Corporation ("Chesapeake") issued a press release on September 3, 2002. The following was included in the press release:

              CHESAPEAKE ENERGY CORPORATION UPDATES 2002-03 HEDGING
               POSITIONS AND ANNOUNCES COMPLETION OF ACQUISITIONS

         Company Hedges Additional Oil and Natural Gas Volumes for 2003;
              56% of Q1 '03 Natural Gas Hedged at $4.00 per Mmbtu,
                     100% of Oil Hedged at $27.50 per Barrel

     Acquisitions Boost Company's Estimated Proved Reserves by 125 Bcfe and
        Current Production by 28 Mmcfe Per Day; Estimated Proved Reserves and Daily Production Now Exceed 2.1 Tcfe and 500 Mmcfe

Chesapeake today announced that it has completed three of its previously announced Mid-Continent gas acquisitions and will close the fourth this week. In addition, the company has recently entered into significant new hedging positions for its projected 2003 production volumes. Chesapeake has now hedged 56% of its projected first quarter 2003 natural gas volumes of 41.5 bcf at an average NYMEX price of $4.00 per mmbtu and 100% of its projected full-year 2003 oil volumes of 3.4 million barrels at an average NYMEX price of $27.50 per barrel. Chesapeake's 2003 hedging program will also benefit from locked in profits of $9 million ($0.05 per mcfe) from closed out hedges originally entered into in 2001 for 2003 gas volumes.

The company remains well hedged for the second half of 2002 with hedges in place covering 60% of projected gas volumes at an average NYMEX price of $4.40 per mmbtu and hedges in place covering 53% of projected oil volumes at a NYMEX price of $25.40 per barrel. Chesapeake's new gas hedges are straight swaps while its existing gas hedges are primarily cap-swaps and collars. Chesapeake's new oil hedges are swaps that pay a premium in exchange for the counterparty's right to cancel the swap arrangement for any day in which NYMEX oil prices close at less than $21.00 per barrel. Chesapeake's 2002 oil hedges are straight swaps. Chesapeake's counter-parties are investment-grade rated financial institutions.

The company strongly believes that decreasing natural gas production and flat to slightly increasing demand will continue to drive natural gas prices higher in 2003. Weather during the winter of 2002-03 will likely determine how quickly gas prices escalate. Chesapeake plans to hedge additional volumes of 2003 natural gas as opportunities present themselves.

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     Chesapeake's Newest Transactions Continue Program of Mid-Continent Gas
              Asset Consolidation; Company Now Largest Gas Producer
                in the Third Largest Gas Supply Basin in the U.S.

Chesapeake's newest acquisitions were first announced in late July and increase the company's estimated proved reserves and daily production by 125 bcfe and 28 mmcfe. The assets are located exclusively in the Mid-Continent, are 96% gas and have an estimated reserve life of 12.1 years. The cost of the four transactions was $168 million and this was financed in early August by issuing 9.0% senior notes due in 2012.

Chesapeake believes that its unique regional and product focus (only on gas and only in the Mid-Continent) is the key to achieving its goal of leading the industry in profitability per unit of production and, as a result, delivering superior returns to its investors. To that end, Chesapeake concentrates on integrating an active drilling program (currently #3 in the U.S.), an active acquisition program (over $1 billion in last two years) and an opportunistic hedging strategy (more than $200 million of increased revenues realized to date and anticipated through year-end 2002) into a distinctive corporate strategy.

In addition to acquiring publicly-traded Canaan Energy Corporation and its 100 bcfe of proved reserves for a total cost of approximately $125 million earlier this summer, Chesapeake's latest transactions include the following:

o The Williams Companies - Williams acquired an attractive set of western Oklahoma gas assets through its acquisition of Barrett Resources Corporation in 2001. Chesapeake previously acquired Barrett's eastern Oklahoma assets in January 2000 and has now consolidated all previously owned Barrett Oklahoma assets under Chesapeake's ownership.

o Focus Energy Corporation - Chesapeake acquired this Houston-based privately-held Mid-Continent gas producer after several years of discussion with the management of Focus. Canaan and Focus owned very similar western Oklahoma assets and integration of these properties will yield unusually large efficiencies.

o EnCana Corporation - Prior to its merger with PanCanadian to form EnCana, Alberta Energy had acquired miscellaneous western Oklahoma assets through an earlier transaction. Chesapeake acquired the EnCana assets when EnCana decided to exit the Mid-Continent.

o Enogex Corporation - Enogex is the unregulated subsidiary of Oklahoma City-based OG&E Corporation, Oklahoma's largest electric utility. Chesapeake purchased Enogex's Mid-Continent assets as part of OG&E's divestment of its E&P assets.

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Chesapeake acquired each of these property groups from sellers making strategic exits from either the exploration and production business or from the Mid-Continent. These "tuck-in" or "niche" acquisitions are easily integrated into Chesapeake's existing Mid-Continent asset base and provide substantial opportunities to increase revenues, reduce costs and accelerate drilling activities. The company anticipates making similar acquisitions in the years ahead.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2001 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

With the filing of this report on Form 8-K, we are updating the outlook on our web site at www.chkenergy.com. We caution you that our outlook is given as of September 3, 2002 based on currently available information, and that we are not undertaking any obligation to update our estimates as conditions change or other information becomes available.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           CHESAPEAKE ENERGY CORPORATION


                                           By: /s/ Aubrey K. McClendon
                                              ---------------------------------
                                                     Aubrey K. McClendon
                                                  Chairman of the Board and
                                                   Chief Executive Officer

Dated:  September 3, 2002